Clearway Energy, Inc. Reports First Quarter 2026 Financial Results

•Fleet Enhancement program advancing with all repowerings for 2026/2027 on schedule, new long-term hyperscaler PPA at Mesquite Sky, and further project contract enhancements in process
•Sponsor-enabled growth program accelerating with late-stage pipeline now at 12.7 GW, and Honeycomb Phase I funded
•Third-party M&A program continuing rigorous execution, with on-time closing of Cardinal operating solar portfolio in 1Q26 and operating performance of earlier 2025 asset acquisitions on-track
•Upside opportunity from digital infrastructure complexes also advancing, as Clearway Group completed first generator equipment purchases for first generation in 2028 and established delivery partnership with Quanta/Blattner; 500 MW of PPAs signed and awarded at Montana complex to date
•Public share simplification proposal approved at 2026 Annual Meeting of Stockholders
•Reaffirming 2026 financial guidance

PRINCETON, NJ — May 7, 2026— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported first quarter 2026 financial results, including Net Loss of $68 million, Adjusted EBITDA of $257 million, Cash from Operating Activities of $401 million, and Cash Available for Distribution (CAFD) of $70 million.

“Our diversified fleet remains on track to deliver on our financial guidance for the year. Looking further out, we have increased the total corporate capital investment opportunities we are targeting through 2029 by 20% since last November, demonstrating substantial progress and potential upside to the long-term financial objectives we have set for our business. This progress now increases our enterprise’s total late-stage opportunity pipeline to 12.7 GW. With all these advancements, we are in a very solid position to continue to strive for the top end or better of our $2.90 to $3.10 CAFD per share target for 2030. We also continue to be optimistic about our ability to grow CAFD per share 5–8%+ in the years beyond 2030, including growing at the top end of that range in 2031 from our 2030 target baseline, with potential upside from the co-located digital infrastructure growth pathway. Finally, stockholder approval of a simplified share structure will now benefit all holders with a more liquid investment, greater attractiveness to a broader investor base, and additional flexibility to support our capital allocation strategy,” said Craig Cornelius, Chief Executive Officer of Clearway Energy, Inc.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended
Segment	3/31/26	3/31/25
Flexible Generation	(2)	2
Renewables & Storage	(15)	(70)
Corporate	(51)	(36)
Net Income/(Loss)	$(68)	$(104)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/26	3/31/25
Flexible Generation	49	44
Renewables & Storage	218	219
Corporate	(10)	(11)
Adjusted EBITDA	$257	$252

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/26	3/31/25
Cash from Operating Activities	$401	$95
Cash Available for Distribution (CAFD)	$70	$77

For the first quarter of 2026, the Company reported Net Loss of $68 million, Adjusted EBITDA of $257 million, Cash from Operating Activities of $401 million, and CAFD of $70 million. Net Loss decreased versus 2025 primarily due to changes in mark-to-market for economic hedges. Adjusted EBITDA results in the first quarter of 2026 were higher than 2025 primarily due to the contribution from growth investments partially offset by lower wind resource at certain facilities. CAFD results in the first quarter of 2026 also reflected timing for certain cash receipts from growth investments.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended
	3/31/26	3/31/25
Flexible Generation Equivalent Availability Factor	88.7%	89.3%
Solar MWh generated/sold	2,118	1,738
Wind MWh generated/sold	2,709	2,743
Renewables & Storage generated/sold[2]	4,827	4,481

Generation in the Renewables & Storage segment during the first quarter of 2026 was 8% higher than the first quarter of 2025 primarily due to the contribution of growth investments.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/2026	12/31/2025
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$92	$37
Subsidiaries	233	194
Restricted Cash:
Operating accounts	141	146
Reserves, including debt service, distributions, performance obligations and other reserves	214	441
Total Cash	680	818
Revolving credit facility availability	549	243
Total Liquidity	$1,229	$1,061

Total liquidity as of March 31, 2026, was $1,229 million, which was $168 million higher than as of December 31, 2025.

As of March 31, 2026, the Company’s liquidity included $355 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company’s projects that are restricted in their use. As of March 31, 2026, these restricted funds were comprised of $141 million designated to fund operating expenses, approximately $97 million designated for current debt service payments, and $85 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $32 million is held in distribution reserve accounts.

As of March 31, 2026, the Company had no outstanding borrowings under the revolving credit facility and $151 million in letters of credit outstanding. The facility will continue to be used for general corporate purposes including financing of future investments or acquisitions and posting letters of credit.
Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Updates

Honeycomb Phase 1

On May 1, 2026, the Honeycomb Portfolio BESS facilities, four BESS facilities in Utah, representing 320 MW of capacity, reached substantial completion. The portfolio is underpinned by 20-year tolling agreements with an investment grade utility. The Company’s total capital investment was $97 million.

Public Share Simplification

On April 29, 2026, the Company announced at its 2026 Annual Meeting of Stockholders that its proposal to simplify its public share class structure into a single share class was approved. On May 1, 2026, the Company amended and restated the Company’s certificate of incorporation (the Charter Amendment) that converted each share of the Company’s Class A common stock, par value $0.01 per share, into one share of the Company’s Class C common stock, par value $0.01 per share. Under the terms of the Charter Amendment, the Class A Conversion occurred automatically at 12:01 a.m., Eastern Time, on the second business day following the filing of the Charter Amendment. As described in the Company’s proxy filing, simultaneously, shares of the Company’s Class B common stock were placed in the voting trust, such that public voting interest remains the same as prior to the Class A Conversion.

Mesquite Sky PPA Restructuring

On March 27, 2026, the Company restructured its existing energy-related commodity contract associated with the Mesquite Sky wind facility, which resulted in an in-substance financing to settle existing derivative liabilities over time. In connection with the restructuring, the Company also entered into a 15-year PPA with an investment-grade hyperscaler, which replaces the volumetric and price exposure of Mesquite Sky’s energy-related commodity contract with more favorable pricing.

Cardinal Acquisition [formerly Deriva]

On March 30, 2026, the Company, through its indirect subsidiaries, completed the acquisition of the Cardinal Portfolio for total cash consideration of $324 million, subject to post-closing adjustments. Of the total consideration, $244 million relates to facilities consolidated by the Company and $80 million relates to facilities held through a 50/50 joint venture with a third-party investor. After factoring in cash acquired, transaction expenses and proceeds from the related financing activities, the Company estimates that its net capital investment in the Cardinal Portfolio will be approximately $240 million.

Quarterly Dividend

On May 6, 2026, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class C common stock, including shares that were received in the Class A Conversion, of $0.4676 per share payable on June 15, 2026 to stockholders of record as of June 1, 2026.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2026 full year CAFD guidance range of $470 million to $510 million. The midpoint of the 2026 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a potential distribution of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On May 7, 2026, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. Our portfolio comprises approximately 13.6 GW of gross capacity in 27 states, including approximately 10.8 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of flexible dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s common stock is traded on the New York Stock

Exchange under the symbol CWEN. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, May 7, 2026, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.
# # #
Contacts:

Investors:                Media:
    Akil Marsh                Julia Poska
    investor.relations@clearwayenergy.com    Julia.Poska@Clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2026	2025
Operating Revenues
Total operating revenues	$354	$298
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	134	122
Depreciation, amortization and accretion	182	163
General and administrative	11	10
Transaction and integration costs	7	3
Total operating costs and expenses	334	298
Operating Income	20	—
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	5	5
Other income, net	8	7
Loss on debt extinguishment	(2)	—
Interest expense	(101)	(116)
Total other expense, net	(90)	(104)
Loss Before Income Taxes	(70)	(104)
Income tax benefit	(2)	—
Net Loss	(68)	(104)
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	95	(101)
Net Loss Attributable to Clearway Energy, Inc.	$(163)	$(3)
Loss Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	86	83
Loss Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$(1.35)	$(0.02)
Dividends Per Class A Common Share	$0.4602	$0.4312
Dividends Per Class C Common Share	$0.4602	$0.4312

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three months ended March 31,
(In millions)	2026	2025
Net Loss	$(68)	(104)
Other Comprehensive Income (Loss)
Unrealized gain (loss) on derivatives and changes in accumulated OCI/OCL, net of income tax benefit of $(1) and $(1)	10	(5)
Other comprehensive income (loss)	10	(5)
Comprehensive Loss	(58)	(109)
Less: Comprehensive income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	100	(104)
Comprehensive Loss Attributable to Clearway Energy, Inc.	$(158)	$(5)

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$325	$231
Restricted cash	355	587
Accounts receivable — trade	198	162
Accounts receivable — affiliates	—	1
Inventory	87	75
Derivative instruments	32	29
Prepayments and other current assets	60	67
Total current assets	1,057	1,152
Property, plant and equipment, net	11,816	11,596
Other Assets
Equity investments in affiliates	362	291
Intangible assets for power purchase agreements, net	2,375	2,294
Other intangible assets, net	67	66
Deferred income taxes	—	172
Derivative instruments	130	127
Right-of-use assets, net	773	714
Other non-current assets	351	243
Total other assets	4,058	3,907
Total Assets	$16,931	$16,655
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$612	$708
Accounts payable — trade	123	95
Accounts payable — affiliates	74	32
Derivative instruments	34	52
Accrued interest expense	43	52
Accrued expenses and other current liabilities	69	79
Total current liabilities	955	1,018
Other Liabilities
Long-term debt	8,504	7,898
Deferred income taxes	155	45
Derivative instruments	169	308
Long-term lease liabilities	826	796
Other non-current liabilities	754	676
Total other liabilities	10,408	9,723
Total Liabilities	11,363	10,741
Redeemable noncontrolling interest in subsidiaries	65	103
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 205,218,918 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 86,290,173, Class D 41,576,142) at March 31, 2026 and 203,773,674 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 84,844,929, Class D 41,576,142) at December 31, 2025	1	1
Additional paid-in capital	1,768	1,715
(Accumulated deficit) Retained earnings	(6)	213
Accumulated other comprehensive loss	—	(5)
Noncontrolling interest	3,740	3,887
Total Stockholders’ Equity	5,503	5,811
Total Liabilities and Stockholders’ Equity	$16,931	$16,655

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2026	2025
Cash Flows from Operating Activities
Net Loss	$(68)	$(104)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(5)	(5)
Distributions from unconsolidated affiliates	9	8
Depreciation, amortization and accretion	182	163
Amortization of financing costs and debt discounts	4	3
Amortization of intangibles	49	43
Loss on debt extinguishment	2	—
Reduction in carrying amount of right-of-use assets	4	4
Changes in deferred income taxes	(1)	(2)
Changes in derivative instruments and amortization of accumulated OCI/OCL	(30)	45
Proceeds from transferable tax credits	282	—
Changes in other working capital	(27)	(60)
Net Cash Provided by Operating Activities	401	95
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(228)	—
Acquisition of Drop Down Assets, net of cash acquired	—	(4)
Capital expenditures	(75)	(56)
Payments for equipment deposits and asset purchases from affiliate	(70)	—
Return of investment from unconsolidated affiliates	5	6
Investments in unconsolidated affiliates	(76)	—
Other	3	8
Net Cash Used in Investing Activities	(441)	(46)
Cash Flows from Financing Activities
(Distributions to) Contributions from noncontrolling interests, net	(248)	44
Proceeds from the issuance of Class C common stock	50	—
Payments of dividends and distributions	(95)	(87)
Buyout of noncontrolling interest	(3)	—
Payments for the revolving credit facility	(361)	—
Proceeds from the issuance of long-term debt	882	35
Payments of debt issuance costs	(25)	—
Payments for long-term debt	(298)	(63)
Net Cash Used in Financing Activities	(98)	(71)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(138)	(22)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	818	733
Cash, Cash Equivalents and Restricted Cash at End of Period	$680	$711

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2026 and 2025
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2025	$—	$1	$1,715	$213	$(5)	$3,887	$5,811
Net (loss) income	—	—	—	(163)	—	133	(30)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	5	5	10
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(64)	(64)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(178)	(178)
Transfers of assets under common control	—	—	—	—	—	(1)	(1)
Cardinal Portfolio acquisition	—	—	—	—	—	2	2
Buyout of noncontrolling interest	—	—	2	—	—	(5)	(3)
Proceeds from the issuance of Class C common stock	—	—	50	—	—	—	50
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(56)	—	(39)	(95)
Balances at March 31, 2026	$—	$1	$1,768	$(6)	$—	$3,740	$5,503

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net loss	—	—	—	(3)	—	(101)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	$—	$1	$1,735	$200	$—	$3,484	$5,420

Appendix Table A-1: Three Months Ended March 31, 2026, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$(2)	$(15)	$(51)	$(68)
Plus:
Income Tax Benefit	—	—	(2)	(2)
Interest Expense, net	7	51	34	92
Depreciation, Amortization and ARO	28	153	1	182
Contract Amortization	5	45	—	50
Loss on Debt Extinguishment	—	2	—	2
Mark to Market (MtM) Losses/(Gains) on economic hedges	7	(37)	—	(30)
Transaction and Integration costs	—	—	7	7
Other Non-recurring	1	10	—	11
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	9	—	12
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$49	$218	$(10)	$257

Appendix Table A-2: Three Months Ended March 31, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$2	$(70)	$(36)	$(104)
Plus:
Interest Expense, net	8	79	22	109
Depreciation, Amortization and ARO	28	135	—	163
Contract Amortization	5	39	—	44
Mark to Market (MtM) Losses/(Gains) on economic hedges	(2)	13	—	11
Transaction and Integration costs	—	—	3	3
Other Non-recurring	—	15	—	15
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	8	—	11
Adjusted EBITDA	$44	$219	$(11)	$252

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/26	3/31/25
Adjusted EBITDA	$257	$252
Cash interest paid	(106)	(99)
Changes in prepaid and accrued liabilities for tolling agreements	(10)	(10)
Adjustments to reflect sale-type leases	2	2
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(17)	(15)
Distributions from unconsolidated affiliates	9	8
Proceeds from transferable tax credits[3]	3	—
Changes in working capital and other	263	(43)
Cash from Operating Activities	401	95
Changes in working capital and other	(263)	43
Return of investment from unconsolidated affiliates	5	6
Net distributions (to)/from non-controlling interest[4]	(3)	(13)
Cash receipts from notes receivable	1	1
Maintenance capital expenditures	(5)	(1)
Principal amortization of indebtedness[5]	(67)	(58)
Cash Available for Distribution before Adjustments	$69	$73
Net impact of drop downs from timing of construction debt service	1	4
Cash Available for Distribution	$70	$77

3 2026 excludes $279 million of proceeds from tax credit transfers related to Pine Forest, which were primarily used to repay bridge loans
4 2026 excludes $245 million of net distributions primarily related to Goat Mountain, Pine Forest and Rosamond South I; 2025 excludes $64 million of net contributions primarily related to Rosamond South I
5 2026 excludes $231 million for the repayment of bridge loans in connection with Pine Forest; 2025 excludes $6 million for the repayment of bridge loans in connection with Rosamond South I

Appendix Table A-4: Three Months Ended March 31, 2026, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2026:

Three Months Ended
($ in millions)	3/31/26
Sources:
Proceeds from the issuance of long-term debt	882
Net cash provided by operating activities	401
Proceeds from the issuance of Class C common stock	50
Return of investment from unconsolidated affiliates	5

Uses:
Payments for the revolving credit facility	(361)
Payments for long-term debt	(298)
Distributions to noncontrolling interests, net of contributions	(248)
Acquisitions, net of cash acquired	(228)
Payments of dividends and distributions	(95)
Investments in unconsolidated affiliates	(76)
Capital expenditures	(75)
Payments for equipment deposits and asset purchases from affiliate	(70)
Payments of debt issuance costs	(25)

Change in total cash, cash equivalents, and restricted cash	$(138)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2026 Full Year Guidance Range
Net Loss	(44) - (4)
Income Tax (Benefit) Expense	5
Interest Expense, net	395
Depreciation, Amortization, Contract Amortization and ARO Expense	1,022
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	59
Non-Cash Equity Compensation	4
Adjusted EBITDA	1,441 - 1,481
Cash interest paid	(383)
Changes in prepaid and accrued liabilities for tolling agreements	(3)
Adjustments to reflect sale-type leases and payments for lease expenses	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(82)
Cash distributions from unconsolidated affiliates[6]	43
Income Tax Payments	—
Cash from Operating Activities	1,022 - 1,062
Net distributions to non-controlling interest[7]	(149)
Cash receipts from notes receivable	13
Maintenance capital expenditures	(32)
Principal amortization of indebtedness[8]	(384)
Cash Available for Distribution	470 - 510
6 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
7 Includes tax equity proceeds and distributions to tax equity partners
8 Excludes maturities assumed to be refinanced